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                                                                    EXHIBIT 10.9

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this
"Agreement") is dated as of the      day of March, 2000 by and between The
Enstar Group, Inc., a Georgia corporation (the "Company"), and John Oros ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the parties previously entered into that certain Employment
Agreement dated as of March   , 2000 (the "Prior Employment Agreement");

         WHEREAS, the parties desire to amend and restate the Prior Employment Agreement and to replace the Prior Employment Agreement with this Agreement;

         WHEREAS, this Agreement supercedes and replaces the Prior Employment Agreement in its entirety and upon the parties entering into this Agreement, the Prior Employment Agreement shall terminate and shall have no further force or effect;

         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

         Section 1. Engagement; Initial Term; Renewal. Subject to the terms hereof, the Company hereby employs Employee on its behalf on and after the "Commencement Date" (as hereinafter defined), and Employee hereby accepts such
employment. The initial term of the Agreement shall commence on        , 2000
(the "Commencement Date") and continue until one (1) year therefrom ("Initial Term"), subject to earlier termination as provided herein. Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive one
(1) year terms (each, a "Renewal Term"), subject to earlier termination as provided herein, unless the parties mutually agree not to renew the Agreement.

         Section 2. Duties. During the term of this Agreement, Employee shall serve as Executive Vice President of the Company, with such responsibilities as shall be specified from time to time by the Chief Executive Officer, and subject at all times to the bylaws of the Company and the right of the Board of Directors of the Company (the "Board") to determine the officers of the Company, respectively. Employee shall, during the term of this Agreement, serve the Company on a full-time basis, faithfully, diligently and competently and to the best of Employee's ability, and will hold, in addition to the position set forth above, such other positions in the Company and its subsidiaries and affiliates, if any, to which Employee may be elected, appointed or assigned by the Chief Executive Officer, from time to time, and will discharge such duties in connection therewith as may from time to time be assigned to Employee. During the term of this Agreement, Employee shall not engage in any other employment without the prior consent of the Board of Directors of the Company or the Chief Executive Officer.


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         Section 3. Compensation; Benefits; Office Related Expenses;
Reimbursement of Travel Expenses. During the term of this Agreement, the Company shall pay Employee for the services rendered to the Company an annual salary ("Salary") of $50,000 payable in accordance with the Company's standard payroll policies. At the end of each year during the term of this Agreement or at such other time as deemed appropriate by the Board, the Board shall review the Salary and the Board, in its sole discretion, may adjust the Salary (up or down) by an amount determined by the Board. The Board may award such bonuses, if any, at such times and in such amounts as the Board shall determine in its sole discretion. Employee shall be entitled to such paid holidays, vacation and other benefits customarily received by senior officers in accordance with company policy. The Company shall not provide an office for the Employee and the parties understand and agree that Employee shall be responsible for the payment of any office related expenses (including, without limitation, expenses related to office space, office personnel and office supplies) incurred by the Employee during the term of this Agreement; provided, however, the Company shall reimburse Employee up to $50,000 annually for office related expenses incurred by Employee in connection with the performance of Employee's duties and obligations under this Agreement upon receipt by the Company of itemized written statements describing such expenses, together with such back-up documentation as may be required by the Company under its business reimbursement policies and procedures. The Company shall reimburse Employee for reasonable travel and other direct out-of-pocket expenses that relate to the Company which are incurred by Employee in connection with the performance of Employee's duties and obligations under this Agreement upon receipt by the Company of itemized written statements describing such expenses, together with such back-up documentation as may be required by the Company under its business reimbursement policies and procedures.

         Section 4. Confidentiality. Employee shall not at any time after the date of this Agreement divulge, furnish or make accessible to anyone (who has not been authorized by the Company to have access to such information) any "Confidential Information" (as herein defined) of the Company. "Confidential Information" means any confidential or secret or internal data or information concerning the Company which is not generally known to its competitors or which is not generally available to the public and shall include, but not be limited to (i) confidential or secret processes, inventions, discoveries, improvements, formulas, research and development techniques, computer programs, software, electronic codes, strategies, plans, material, devices, ideas, know-how, data, whether patentable or not, with respect to any operations of the Company; (ii) information about costs, profits, markets, sales, contracts and lists of customers and suppliers of the Company; (iii) business, marketing and strategic plans of the Company; (iv) forecasts, unpublished financial information, budgets, projections, pricing arrangements with customers and suppliers, and customer identities, characteristics and agreements of the Company; (v) Company employee personnel files and compensation information; and (vi) any information related to confidential or secret aspects of the Company's business. Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information the unauthorized disclosure of which could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information of the Company. Confidential Information includes not only information disclosed by the Company to the Employee, but also information developed or learned by the Employee during the term of this Agreement and Employee's


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employment with the Company. The covenant herein contained shall extend for so long as any such information constitutes a "trade secret" as defined by Georgia law and shall extend for two (2) years after termination or expiration of this Agreement and Employee's employment hereunder for any reason with respect to matters that are confidential to the business of the Company but do not constitute "trade secrets" as defined by Georgia law.

          Section 5. Remedies. Employee acknowledges that irreparable damage would result to the Company if the provisions of Section 4 of this Agreement were not specifically enforced, and agrees that the Company shall be entitled to all appropriate legal, equitable and other remedies, including injunctive relief, in respect of any failure to comply with the provisions of such Section. The covenants contained in Section 4 hereof may be enforced separate and apart from any other agreement among the parties hereto, and Employee agrees that no breach by the Company of any of its obligations to Employee shall constitute a defense to the enforcement by Company of the covenants and agreements of Employee contained in Section 4 hereof.

         Section 6.  Termination.

                  (a) Either party may, without cause, terminate this Agreement and Employee's employment hereunder by providing thirty (30) days' prior written notice to the other party.

                  (b) The Company shall have the right to terminate this Agreement and Employee's employment by the Company immediately upon written notice to the Employee (i) if Employee dies (in which case termination will occur automatically on the date of death); (ii) upon the "disability" of Employee (as defined herein); (iii) habitual absenteeism, chronic alcoholism or any other form of addiction to illegal substances on the part of Employee; (iv) if Employee breaches Section 4 of this Agreement; (v) if Employee is convicted of, or pleads nolo contendere with respect to a charge of, a felony or a crime involving moral turpitude; (vi) if Employee commits an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with Employee's employment by the Company; or (vii) if Employee fails to perform duties under this Agreement, which failure continues for, or is not remedied within, a period of five (5) days after Employee has received written notice thereof from Company. For purposes of this Agreement, "disability" shall have the meaning set forth in Internal Revenue Code Section 22(e)(3).

                  (c) In the event of termination or expiration of this Agreement and Employee's employment with the Company for any reason whatsoever, the Company shall pay Employee the full Salary provided herein through the effective date of termination or expiration (or if Employee shall cease performing services prior to the effective date of termination or expiration, through the date Employee ceases performing services for the Company), and the Company shall have no further obligations to Employee except as otherwise required by law, provided, however, that if this Agreement is terminated by the Company without cause during the first year of this Agreement, Employee shall be entitled to the remainder of his salary for the first year. Notwithstanding any termination or expiration of this Agreement and Employee's employment hereunder, in consideration of Employee's employment hereunder to the date of such termination or expiration, Employee shall remain bound by the provisions of Section 4 hereof. Upon termination or expiration of the Agreement, whether pursuant to Section 1 or this Section 6,


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Employee or Employee's personal representative shall promptly, and in any event within ten (10) days after such termination or expiration, deliver to the Company all documents, books, memoranda, plans, records, reports, notes, lists, computer disks (and other computer-generated files and data) and any other data and records of every kind and copies thereof relating to the Confidential Information, or the business and affairs of the Company which are then in Employee's possession.

                  (d) Upon the termination or expiration of this Agreement and Employee's employment with the Company for any reason, Employee agrees to resign as Director of the Company if requested by the Board of Directors (excluding Employee) as evidenced by a majority vote.

         Section 7. Insurance. The Company shall have the right at its own cost and expense to apply for and to secure in its own name or otherwise life, health and/or accident insurance covering Employee. Employee agrees to submit to usual and customary medical examinations and otherwise to cooperate with the Company in connection with the procurement of any such insurance and the assertion of any claims thereunder.

         Section 8. Notices. All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by courier, telegraphed, telexed, transmitted by facsimile or mailed by registered or certified mail, postage prepaid, addressed as follows:

         If to Employee:
                              ------------------------

                              ------------------------

                              ------------------------


                            If to the Company:
                            The Enstar Group, Inc.
                            401 Madison Avenue
                            Montgomery, Alabama 36104
                            Attn: Chief Executive Officer

Either party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

         Section 9. General. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of either party hereto. Employee may not assign Employee's rights or delegate Employee's duties under this Agreement without the prior written consent of the Company. The terms and provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, shall constitute the entire agreement between the Company and Employee with respect to the subject matter hereof, and shall supersede, replace and terminate any and all prior agreements or understandings between Employee and the Company, whether written or oral, including, without limitation the Prior Employment Agreement. This Agreement may be amended or modified only by a written instrument executed by Employee and the Company. To the extent


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any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted and the remainder of such provision and this Agreement shall be unaffected and shall continue in full force and effect. The prevailing party in any action arising out of this Agreement shall be entitled to recover reasonable attorneys' and witness fees and expenses including, without limitation, those incurred at trial and all appellate court levels.

         Section 10. Rules of Construction. Time is of the essence of this Agreement. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. All pronouns shall be deemed to refer to the masculine, feminine or neuter as the context may require. When general words or terms are used herein followed by the word "including" (or another form of the word "include") and words of particular and specific meaning, the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning. No provision of this Agreement shall be construed against or interpreted to the disadvantage of a party by reason of such party having (or being deemed to have) drafted, structured or dictated any such provision.

         Section 11. Certain Representations. Employee hereby represents and warrants to the Company that neither the execution and delivery of this Agreement nor the performance by Employee of his obligations hereunder violates or constitutes a breach of any agreement or undertaking to which Employee is a party or by which he is bound.

         Section 12. Survival. All obligations of the parties which have accrued at termination or expiration of this Agreement shall survive any termination of this Agreement. In addition, the provisions of Sections 4, 5, 6(c), 6(d), 8, 9 and 10 shall survive any termination or expiration of this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                            COMPANY:


                                            THE ENSTAR GROUP, INC.



                                               By:
                                               Title:


                                      EMPLOYEE:
                                                John Oros